EXHIBIT 6.1

                            SHARE PURCHASE AGREEMENT

                            SHARE PURCHASE AGREEMENT



         This Share Purchase Agreement ("Agreement"), dated as of February 18, 1999, among Walter Galdenzi ("PURCHASER"), David Gregarek, Jerry Burden, Frederick A. Huttner individually and as Delaware Charter SEP/IRA FBO Frederick
A. Huttner, and Henry F. Schlueter ("SELLERS"), and JNS Marketing, Inc. ("JNS"), a corporation organized under the laws of the State of Colorado.


                              W I T N E S S E T H:

     A. WHEREAS, JNS Marketing, Inc. ("JNS") is a corporation duly organized under the laws of the State of Colorado, SELLERS are individuals, and PURCHASER is an individual.

         B. WHEREAS, Purchaser, and SELLERS will benefit from the transactions contemplated hereby and desire to implement the contemplated transaction.

         C. WHEREAS, JNS will join in this agreement as to the representations contained herein.

         D. WHEREAS, the SELLERS own common shares of JNS as follows:

     1. Frederick A Huttner - 1,802,318 common shares (pre-reverse split one for
100).

                  2. Delaware Charter SEP/IRA FBO Frederick A. Huttner - 3,932,350 shares (pre-reverse split one for 100).

                  3. David Gregarek - 5,734,648 shares (pre-reverse split one for 100).

                  4. Jerry Burden - 5,734,648 shares  (pre-reverse split one for
100).

                  5. Henry F. Schlueter - 5,734,648 shares (pre-reverse split one for 100).

         NOW, THEREFORE, it is agreed among the parties as follows:

                                    ARTICLE I

                                The Consideration

         1.1 Subject to the conditions set forth herein, on the "Closing Date" (as herein defined), SELLERS shall sell or cause to be delivered for sale and PURCHASER shall purchase 225,000 common shares of JNS common stock (post reverse split one for one hundred). The transactions contemplated by this Agreement shall be completed at a closing ("Closing") on a closing date ("Closing Date")




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on or before March 10, 1999. The purchase price for the JNS shares to be paid by
PURCHASER to SELLERS is $125,000 which shall be delivered at closing.

         On the Closing Date, all of the documents to be furnished pursuant to this Agreement shall be delivered to M.A. Littman, to be held in escrow until all closing conditions hereunder have been met or the date of termination of this Agreement, but no longer than 3 days after closing date, whichever first occurs, and thereafter shall be promptly distributed to the parties as their interests may appear.

         1.2 Concurrent with the execution hereof, PURCHASER shall deposit or cause to be deposited as consideration for this Agreement and the share purchase, the sum of $125,000 which shall be paid into escrow with M.A. Littman for delivery to SELLERS upon receipt of the 225,000 shares (post reverse split one for one hundred) of JNS common stock and satisfaction of all other conditions of this Agreement.


                                   ARTICLE II

                      Delivery of Shares and Purchase Price

         2.1 The shares of $.01 par value common stock of JNS shall be delivered and conveyed by SELLERS to PURCHASER at closing by Bill of Sale and duly executed stock powers, upon receipt of cash consideration by SELLERS in escrow or by delivery if no escrow is necessary.

         2.2 Purchaser shall deliver cash at closing to sellers and subject to terms in Article 5.2 subject to pro-rata deductions as set forth in Article 9.7 as follows:

         a.       Henry F. Schlueter - $32,000
         b.       Frederick A. Huttner - $10,800
                  Delaware Charter SEP/IRA FBO Frederic A. Huttner - $21,920
         c.       Jerry Burden - $29,000
         d.       David Gregarek - $32,000


                                   ARTICLE III

          Representations, Warranties, and Covenants of SELLERS and JNS

         No representations or warranties are made by any director, officer, employee or shareholder of JNS as individuals, except as and to the extent stated in this Agreement for SELLERS or in a separate written statement.

         SELLERS and JNS hereby represent, warrant, and covenant to PURCHASER as follows:

         3.1 JNS is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado, and has the corporate power and authority to carry on its business as it is now being conducted. The



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Articles of  Incorporation  and Bylaws of JNS,  copies of will be  delivered  to
PURCHASER, are complete and accurate, and the minute books of JNS, which will be delivered to PURCHASER, contain a record, which is complete and accurate in all material respects, of those meetings, and those corporate actions of the shareholders and Board of Directors of JNS.

         3.2 The aggregate number of shares which JNS is authorized to issue is 10,000,000,000 shares of common stock with a $.01 par value per share, of which 251,822 shares of such common stock (post reverse split one for twenty) will be issued and outstanding, fully paid and non-assessable; prior to closing under this Agreement. JNS has no outstanding options, warrants or other rights to purchase, or subscribe to, or securities convertible into or exchangeable for any shares of capital stock.

         3.3 SELLERS and JNS have complete and unrestricted power to enter into and, upon receipt of the appropriate approvals as required by law, to consummate the transactions contemplated by this Agreement.

         3.4 Neither the making of nor the compliance with the terms and provisions of this Agreement and consummation of the transactions contemplated herein by JNS will conflict with or result in a breach or violation of the Articles of Incorporation or Bylaws of JNS.

         3.5 The execution of this Agreement has been duly authorized and approved by the JNS's Board of Directors.

         3.6 JNS has delivered to PURCHASER financial statements of JNS dated December 31, 1997 (audited) and March 31, 1998 June 30, 1998 (unaudited). All such financial statements, herein sometimes called "JNS Financial Statements" are complete and correct in all material respects and, together with the notes to these financial statements, present fairly the financial position and results of operations of JNS of the periods indicated. All financial statements of JNS will have been prepared in accordance with generally accepted accounting principles.

         3.7 Since the dates of the JNS Financial Statements, there have not been any material adverse changes in the business or condition, financial or otherwise, of JNS. JNS does not have any material liabilities or obligations, secured or unsecured, except as are being settled by issuance of shares.

         3.8 There are no pending legal proceedings or regulatory proceeding involving JNS or SELLERS, and there are no legal proceedings or regulatory proceedings involving material claims pending, or, to the knowledge of the officers of JNS or SELLERS, threatened against JNS or SELLERS or affecting any of their assets or properties, and neither JNS nor SELLERS are in any material breach or violation of or default under any contract or instrument to which JNS or SELLERS are party, and no event has occurred which with the lapse of time or action by a third party could result in a material breach or violation of or default by JNS or SELLERS under any contract or other instrument to which JNS or SELLERS are a party or by which they or any of their respective properties may be bound or affected, or under their respective Articles of Incorporation or Bylaws, nor is there any court or regulatory order pending, applicable to JNS or SELLERS, except that certain shareholders of JNS have contacted the Company and its representatives to complain about the reverse stock split that was approved by the shareholders on May 13, 1998.




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         3.9 JNS shall not enter into or consummate  any  transactions  prior to the Closing Date and will pay no dividend, or increase the compensation of officers and will not enter into any agreement or transaction, except as set forth in this Agreement.

         3.10 JNS is not a party to any contract performable in the future.

         3.11 The representations and warranties of JNS and SELLERS shall be true and correct as of the date hereof and as of the Closing Date.

         3.12 JNS will deliver to PURCHASER, all of its corporate books and records for review and true and correct copies of JNS's tax returns to the extent due for the last five years.

         3.13 JNS has no employee benefit plan in effect at this time, and no employment contract of any type exist for any employee, officer, or consultant.

         3.14 No representation or warranty by JNS in this Agreement, or any certificate delivered pursuant hereto contains any untrue statement of a material fact or omits to state any material fact necessary to make such representation or warranty not misleading.

         3.15 SELLERS and JNS hereby covenant that during the contract period, prior to closing, JNS will not take any board action without PURCHASER's approval in writing, pending selection of new officers and directors at closing.

         3.16 Each SELLER represents and warrants for himself only that he owns all rights, title, and interest to the shares of JNS to be transferred to PURCHASER hereunder (the "Shares") and the Shares are free and clear of any and all liens, claims, and encumbrances of any kind or nature.

         3.17 JNS shall have settled and released all liabilities shown in the September 30, 1998 unaudited financial statements as of date of Closing.

         3.18 PURCHASER agrees that all rights to indemnification now existing in favor of the employees, agents, directors, or officers of JNS and its subsidiaries, as provided in the Articles of Incorporation or Bylaws or otherwise in effect on the date hereof, shall survive the transactions contemplated hereby in accordance with their terms.

         3.19 SELLERS have delivered to PURCHASER true and correct copies of the JNS 10KSB for 1997 and each of its other reports to shareholders and filing with the Securities and Exchange Commission ("SEC") for the current year. JNS will also deliver to PURCHASER, on or before the Closing Date, any reports relating to the financial and business condition of JNS which are filed with the SEC after the date of this Agreement and any other reports sent generally to its shareholders after the date of this Agreement.

         3.20 JNS has duly filed all reports required to be filed by it under the Securities Act of 1933, as amended, and the Securities and Exchange Act of 1934, as amended, (the "Federal Securities Laws") except the 10KSB for December 31, 1998 and the 10QSB for September 30, 1998. No such reports, or any



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reports  sent  to  the  shareholders  of JNS  generally,  contained  any  untrue statement of material fact or omitted to state any material fact required to be stated therein or necessary to make the statements in such report, in light of the circumstances under which they were made, not misleading.


                                   ARTICLE IV

               Obligations of the Parties Pending the Closing Date

         4.1 At all times prior to the Closing Date during regular business hours, JNS will permit the PURCHASER to examine its books and records and the books and records of its subsidiaries and will furnish copies thereof on request. It is recognized that, during the performance of this Agreement, each party may provide the other parties with information which is confidential or proprietary information. During the term of this Agreement, and for one year following the termination of this Agreement, the recipient of such information shall protect such information from disclosure to persons, other than members of its own or affiliated organizations and its professional advisers, in the same manner as it protects its own confidential or proprietary information from unauthorized disclosure, and not use such information to the competitive detriment of the disclosing party. In addition, if this Agreement is terminated for any reason, each party shall promptly return or cause to be returned all documents or other written records of such confidential or proprietary information, together with all copies of such writings and, in addition, shall either furnish or cause to be furnished, or shall destroy, or shall maintain with such standard of care as is exercised with respect to its own confidential or proprietary information, all copies of all documents or other written records developed or prepared by such party on the basis of such confidential or proprietary information. No information shall be considered confidential or proprietary if it is (a) information already in the possession of the party to whom disclosure is made, (b) information acquired by the party to whom the disclosure is made from other sources, or (c) information in the public domain or generally available to interested persons or which at a later date passes into the public domain or becomes available to the party to whom disclosure is made without any wrongdoing by the party to whom the disclosure is made.

         4.2 SELLERS and PURCHASER shall promptly provide each other with information as to any significant developments in the performance of this Agreement, and shall promptly notify the other if it discovers that any of its representations, warranties and covenants contained in this Agreement or in any document delivered in connection with this Agreement was not true and correct in all material respects or became untrue or incorrect in any material respect.

         4.3 All parties to this Agreement shall take all such action as may be reasonably necessary and appropriate and shall use their best efforts in order to consummate the transactions contemplated hereby as promptly as practicable.




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                                    ARTICLE V

                              Procedure for Closing

         5.1 At the Closing Date, the purchase and Sale shall be effected with common stock certificates of JNS together with stock powers executed in blank, being delivered by SELLERS duly executed for 225,000 shares (post reverse split one for 100) of common stock to Escrow Agent for PURCHASER M.A. Littman and the delivery of $125,000 to Escrow Agent for PURCHASER, M.A. Littman, for delivery to Sellers upon completion of items in 5.2 to SELLERS from PURCHASER, together with delivery of all other agreements, schedules, warranties, and representations set forth in this Agreement to Escrow Agent.

         5.2 In the event that audited financial statements for December 31, 1998 have not been delivered to PURCHASER's attorneys and the 10KSB for December 31, 1998 and 10QSB for September 30, 1998 have not been signed by SELLERS, at time of closing, the purchase price shall be held in escrow until delivery of such audited financials and signed 10QSB and 10KSB for the periods specified. In the event the financials have not been delivered within 10 days after closing, PURCHASER shall have the right to engage the auditors and pay them from the escrowed proceeds together with all other costs when the audit is delivered and the 10KSB and 10QSB are signed, monies to be released from escrow. Penalty: If SELLERS fail to comply with terms of this Agreement during escrow period, 3 days after written notice, penalties of $1,000 per day shall accrue against SELLERS.


                                   ARTICLE VI

                           Conditions Precedent to the
                          Consummation of the Purchase

         The following are conditions precedent to the consummation of the Agreement on or before the Closing Date:

         6.1 SELLERS and JNS shall each have performed and complied with all of their respective obligations hereunder which are to be complied with or performed on or before the Closing Date and SELLERS and JNS and PURCHASER shall provide one another at the Closing with a certificate to the effect that such party has performed each of the acts and undertakings required to be performed by it on or before the Closing Date pursuant to the terms of this Agreement.

         6.2 This Agreement and the transactions contemplated herein shall have been duly and validly authorized, approved and adopted by SELLERS and JNS and PURCHASER in accordance with the applicable laws.

         6.3 No action, suit or proceeding shall have been instituted or shall have been threatened before any court or other governmental body or by any public authority to restrain, enjoin or prohibit the transactions contemplated herein, or which might subject any of the parties hereto or their directors or officers to any material liability, fine, forfeiture or penalty on the grounds




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that the transactions contemplated hereby, the parties hereto or their directors or officers, have violated any applicable law or regulation or have otherwise acted improperly in connection with the transactions contemplated hereby, and the parties hereto have been advised by counsel that, in the opinion of such counsel, such action, suit or proceeding raises substantial questions of law or fact which could reasonably be decided adversely to any party hereto or its directors or officers.

         6.4 All actions, proceedings, instruments and documents required to carry out this Agreement and the transactions contemplated hereby and the form and substance of all legal proceedings and related matters shall have been approved by counsel for PURCHASER.

         6.5 The representations and warranties made by JNS and SELLERS in this Agreement shall be true as though such representations and warranties had been made or given on and as of the Closing Date.

         6.6 JNS shall furnish PURCHASER with a certified copy of a resolution or resolutions duly adopted by the Board of Directors of JNS, approving this Agreement and the representations required of JNS in Article III.

         6.7 All outstanding liabilities of JNS shall have been paid and released prior to closing.

         6.8 SELLERS shall appoint two additional directors concurrent designated by PURCHASER with the Closing under of this Agreement to the JNS Board to serve as directors until the Closing under this Agreement and subject to filing Notice pursuant to Section 14f of the Securities Exchange Act of 1934 and mailing to shareholders, prior directors shall resign. Further, at Closing, the Board of JNS shall obtain the resignation of the current officers and appoint officers specified by purchaser.

         6.9 JNS and SELLERS shall furnish to PURCHASER a favorable opinion of counsel for JNS and SELLERS, dated the Closing Date, that: (i) this Agreement, and the transaction contemplated herein, have been duly and validly authorized, approved and adopted by SELLERS and JNS in accordance with applicable laws; and the bylaws and articles or certificate of incorporation of JNS; (ii) this Agreement is enforceable against SELLERS and JNS in accordance with its terms, subject to the effect of bankruptcy and similar laws; (iii) the 225,000 shares transferred by SELLERS to PURCHASER at the Closing are duly authorized, validly issued and fully paid and nonassessable, and (iv) based upon the corporate records of JNS, such shares are free and clear of any and all liens, claims and encumbrances.

         6.10 The PURCHASER hereunder shall have 10 days from date of receipt of copies of corporate books, records, and SEC filings of JNS within which to conduct its due diligence investigation, and if within such ten day period PURCHASER, in his sole discretion, determines that his due diligence review is unsatisfactory, PURCHASER may cancel this Agreement in writing without penalty or forfeiture of any monies deposited.




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                                   ARTICLE VII

                           Termination and Abandonment

         7.1   Anything   contained   in   this   Agreement   to  the   contrary
notwithstanding, the Agreement may be terminated and abandoned at any time prior to the Closing Date:

         (a)      By mutual consent of PURCHASER and SELLERS;

         (b) By either party, if any condition set forth in Article VI relating to the other party has not been met or has not been waived;

         (c) By PURCHASER, if any suit, action or other proceeding shall be pending or threatened by the federal or a state government before any court or governmental agency, in which it is sought to restrain, prohibit or otherwise affect the consummation of the transactions contemplated hereby;

         (d) By any party, if there is discovered any material error, misstatement or omission in the representations and warranties of another party;

         (e) By any party if the Closing Date is not by March 10, 1999.

         7.2 Any of the terms or conditions of this Agreement may be waived at any time by the party which is entitled to the benefit thereof, by action taken by its Board of Directors or Manager, provided; however, that such action shall be taken only if, in the judgment of the Board of Directors or Manager taking the action, such waiver will not have a material adverse effect on the benefits intended under this Agreement to the party waiving such term or condition.

         7.3 If SELLERS and JNS shall each have performed and complied with all of their respective representations, warranties, covenants and obligations hereunder and if PURCHASER does not complete the transaction contemplated herein, and, if PURCHASER has not elected to cancel the contract under Article 6.10, then PURCHASER shall pay SELLERS $10,000 as a break-up fee which shall be paid and accepted in full and complete satisfaction of any and all liabilities, claims, obligations or demands between the parties relating in any way to this Agreement and the transaction contemplated hereby.


                                  ARTICLE VIII

                       Termination of Representations and
                        Warranties and Certain Agreements

         8.1 The respective representations and warranties of the parties hereto shall expire after closing, except that such representations and warranties shall be true and correct at date of Closing.




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         8.2 The  SELLERS  agree  to  promptly  engage  auditors  within  3 days hereafter and provide books and records, and representation letters as necessary to complete December 31, 1998 audits and 10KSB filing in an expedient manner.


                                   ARTICLE IX

                                  Miscellaneous

         9.1 This Agreement embodies the entire agreement between the parties, and there have been and are no agreements, representations or warranties among the parties other than those set forth herein or those provided for herein.

         9.2 To facilitate the execution of this Agreement, any number of counterparts hereof may be executed, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one instrument.

         9.3 All parties to this Agreement agree that if it becomes necessary or desirable to execute further instruments or to make such other assurances as are deemed necessary, the party requested to do so will use its best efforts to provide such executed instruments or do all things necessary or proper to carry out the purpose of this Agreement.

         9.4 This Agreement may be amended upon approval of SELLERS and the Board of Directors of each corporate party provided that the shares issuable hereunder shall not be amended without approval of PURCHASER.

         9.5  Any  notices,   requests,  or  other  communications  required  or
permitted hereunder shall be delivered personally or sent by overnight courier service, fees prepaid, addressed as follows:

                  Sellers                                  Purchaser

To:               David Gregarek                        Walter Galdenzi
                  Frederick Huttner                     17776 Tomball Parkway
                  Jerry Burden                          Houston, TX  77064

copy to:          Henry F. Schlueter                    Michael A. Littman
                  Schlueter & Associates, P.C.          10200 W. 44th Ave., #400
                  1050 17th Street, Suite 1700          Wheat Ridge, CO  80033
                  Denver, CO  80265                     (303) 422-8127
                  (303) 292-3883                        (303) 422-7796 (fax)
                  (303) 296-880 (fax)

copy to:




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or such other  addresses as shall be furnished in writing by any party,  and any such notice or communication shall be deemed to have been given as of the date received.

         9.6 No press release or public statement will be issued relating to the transactions contemplated by this Agreement without prior approval of PURCHASER and SELLERS. However, either PURCHASER and SELLERS may issue at any time any press release or other public statement it believes on the advice of its counsel it is obligated to issue to avoid liability under the law relating to disclosures, but the party issuing such press release or public statement shall make a reasonable effort to give the other party prior notice of and opportunity to participate in such release or statement.

         9.7 SELLERS agree to share equally the cost of Edgar filing fees for the September 30, 1998 10 QSB and the December 31, 1998 10 KSB.

         9.8 PURCHASER's attorney shall prepare, at PURCHASER's expense, the September 30, 1998 10QSB upon receipt of the unaudited financials and the December 31, 1998 10 KSB upon receipt of audited financials.

         9.9 Subject to the provisions of section 6.8 of this Agreement, at Closing, the directors existing at the date of this Agreement will resign upon the request of PURCHASER.

     IN WITNESS WHEREOF, the parties have set their hands and seals this ____ day of February, 1999.

Consenting as to the Representations
in this Agreement:

JNS MARKETING, INC.

by:________________________                   ___________________________
Its:________________________                  WALTER GALDENZI, Purchaser



---------------------------                   ----------------------------
DAVID GREGAREK, Seller                        HENRY F. SCHLUETER, Seller



---------------------------                   ----------------------------
FREDERICK HUTTNER, Seller                     JERRY BURDEN, Seller


---------------------------
DELAWARE CHARTER SEP/IRA
FBO FREDERICK A. HUTTNER